Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

WF International Limited

(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee (2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.000001 per share	457	(o)			US$	8,740,000	0.00014760	US$	1,290	-	-	-	-

Fees to Be Paid	Other	Underwriters’ warrants(4)	457	(g)				-			-	-	-	-	-

Fees to Be Paid	Equity	Ordinary shares issuable upon exercise of the underwriters’ warrants(5)	457	(o)			US$	437,000	0.00014760	US$	65

Fees Previously Paid	-	-	-		-	-		-			-	-	-	-	-

	Carry Forward Securities
Carry Forward Securities	-	-	-		-	-		-			-	-	-	-	-
	Total Offering Amounts (3)						US$	9,177,000		US$	1,355
	Total Fees Previously Paid										-
	Total Fee Offsets										-
	Net Fee Due									US$	1,355

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the ordinary shares underlying underwriters’ warrants and the offering price attributable to additional ordinary shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.
(4)	No fee is required pursuant to Rule 457(g) under the Securities Act.
(5)	Represents ordinary shares underlying warrants issuable to the underwriters to purchase a number of ordinary shares equal to 5% of the total number of ordinary shares sold in this offering, at an exercise price equal to 100% of the public offering price of the ordinary shares sold in this offering.